    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2000
                                                           REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                GEOGRAPHICS, INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE                             5110                         87-0305614
(State or other jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)       Classification Code Number)       Identification Number)

                                 1555 ODELL ROAD
                                BLAINE, WA 98231
                                 (360) 332-6711
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 JAMES L. DORMAN
                                    PRESIDENT
                                GEOGRAPHICS, INC.
                                 1555 ODELL ROAD
                                BLAINE, WA 98231
                                 (360) 332-6711

 (Name, address, including zip code, and telephone number, including area code, of agent for services)


======================================================================================================================
                                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
  TITLE OF SECURITIES      AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM           AMOUNT OF
  TO BE REGISTERED         REGISTERED(1)    OFFERING PRICE PER SHARE      AGGREGATE OFFERING      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
      Common Stock         4,500,000(2)             $0.47(3)                 $2,115,000               $558.36
======================================================================================================================


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Geographics, Inc. 1999 Stock Option Plan (the "1999 Stock Option Plan"), as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Geographics, Inc. pursuant to Rule 416(a).

(2) Represents 4,500,000 shares reserved for issuance under the 1999 Stock Option Plan.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1). The proposed maximum offering price per share is based upon the average of the high and low prices for the shares of Common Stock as reported on the Over the Counter Bulletin Board on November 8, 2000.
                             ----------------------

         THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AUTOMATICALLY UPON THE DATE OF FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND 17 C.F.R. SS. 230.462.

===============================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         ITEMS 1 AND 2.    PLAN INFORMATION AND REGISTRANT INFORMATION AND
EMPLOYEE PLAN ANNUAL INFORMATION.

              The information required by Part I (Items 1 and 2) will be included in documents sent or given to participants in the Geographics, Inc. 1999 Stock Option Plan (the "1999 Stock Option Plan"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents filed by Geographics, Inc. ("Geographics" or the "Company") with the Commission are incorporated herein by reference and made a part hereof:

        (a) The Company's Annual Report on Form 10-K, for the year ended March 31, 2000, as amended by Amendment No. 1 filed on September 7, 2000 and Amendment No. 2 filed on September 11, 2000.

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

        (c) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the last fiscal year for which financial statements were included in the report referred to in
(a) above.

        (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

   ITEM 4.    DESCRIPTION OF SECURITIES.

              Not Applicable.

   ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

              The validity of the securities that may be offered under the 1999 Stock Option Plan will be passed upon for Geographics by Michael Best & Friedrich LLP, One South Pinckney Street, Madison, Wisconsin 53703. Attorneys who are partners or employed by Michael Best & Friedrich LLP who have provided advice with respect to this matter in the aggregate own approximately 1,182,000 shares of Geographics' Common Stock.

   ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              The Company is incorporated under the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in any action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

              Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
(iv) for any transaction from which the director derived an improper personal benefit.

              Article IX of the Company's Certificate of Incorporation provides as follows:

                                  "ARTICLE IX"

              9.1. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

              9.2 To the extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or otherwise) with respect to actions for breach of a duty to the Corporation, its stockholders and others.

              9.3 No amendment to or repeal of Article IX of this Certificate of Incorporation shall apply to or have any effect on the rights of any individual referred to in Article IX for or without respect to acts or omissions of such individual occurring prior to such amendment or repeal.

              In addition, Article VII of the Company's Bylaws also provides for the indemnification of officers and directors, in a manner that is consistent with the DGCL. Pursuant to the Bylaws, indemnification may be determined by the Board of Directors or, in certain circumstances, by a court of competent jurisdiction.

              Furthermore, the indemnification and advancement of expenses provided by or granted pursuant to Section 145, the Certificate of Incorporation, or the Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or pursuant to the director (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

              The directors and officers of the Company are included in the directors' and officers' liability insurance policy applicable to Geographics. The insurance policy provides that, subject to the applicable liability limits and retention amounts, the insurer will reimburse directors and officers of Geographics for claims of negligent acts, errors or omissions alleged to have been committed by directors or officers of the Company. The policy also provides that, subject to the applicable liability limits and retention amounts, the insurer will reimburse Geographics for a "loss" (as defined in the policy) related to the indemnification of its directors and officers resulting from any such claim.

   ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

              Not Applicable.

   ITEM 8.    EXHIBITS.

              The Exhibits to this Registration Statement are listed in the
Exhibit Index on page 6 of this Registration Statement, which Exhibit Index is incorporated herein by reference.

   ITEM 9. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes as follows:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on October 30, 2000.

                                              GEOGRAPHICS, INC.


                                        By:   /s/  James L. Dorman
                                              ------------------------
                                              James L. Dorman, President, Chief
                                              Executive Officer, and Chairman
                                              of the Board


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint James L. Dorman and Daniel J. Regan and each of them, with full power of substitution and full power to act, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any and all registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933 (including post-effective amendments) and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



      SIGNATURE                           TITLE                                 DATE
      ---------                           -----                                 ----


/s/ James L. Dorman                       President, Chief Executive Officer    October 30, 2000
------------------------------------      and Chairman of the Board
James L. Dorman

/s/ William T. Graham                     Director                              October 30, 2000
------------------------------------
William T. Graham

/s/ C. Joseph Barnette                    Director                              October 30, 2000
------------------------------------
C. Joseph Barnette


                                  EXHIBIT INDEX


REGULATION S-K
EXHIBIT NO.           DESCRIPTION OF DOCUMENT
---------------       ------------------------

4.1                   Geographics, Inc. 1999 Stock Option Plan, filed herewith.

5.1                   Opinion of Michael Best & Friedrich LLP, filed herewith.

23.1                  Consent of KPMG LLP, filed herewith.

23.2                  Consent of Michael Best & Friedrich LLP (included in
                      Exhibit 5.1).

24.1                  Power of Attorney (included as part of signature page).